Exhibit 5.01
Alston & Bird llp
Bank of America Plaza
101 South Tryon Street, Suite 4000
Charlotte, NC 28280-4000
704-444-1000
Fax: 704-444-1111
www.alston.com
March 14, 2006
Homestore, Inc.
30700 Russell Ranch Road
Westlake Village, California 91362

Re:	Form S-8 Registration Statement — Homestore, Inc. 1999 Stock Incentive Plan
Ladies and Gentlemen:
     We have acted as counsel for Homestore, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 6,713,966 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, that may be offered and sold by the Company upon the grant or exercise of awards, or the purchase of shares, under the Homestore, Inc. 1999 Stock Incentive Plan (the “Plan”). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of the Commission’s Regulation S-K.
     We have examined the Restated Certificate of Incorporation of the Company, including the Certificate of Designation of Series B Convertible Participating Preferred Stock of the Company that forms a part thereof, the Bylaws of the Company, records of proceedings of the Board of Directors and stockholders of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.
     As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates and statements of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

March 14, 2006

     This opinion letter is provided to the Company for its use solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond that expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.
     Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution. We do not express any opinion herein concerning any other laws.
     Based on the foregoing, it is our opinion that the Shares to be offered and sold under the Plan, are duly authorized and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely, ALSTON & BIRD LLP
By:	/s/ Catherine A. Meeker
A Partner

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.